EXHIBIT 10.45
                                                                   -------------





                                  June 25, 2001


United International Properties, Inc.          UnitedGlobalCom, Inc.
4643 S. Ulster Street, Suite 1300              4643 S. Ulster Street, Suite 1300
Denver, Colorado  80237                        Denver, Colorado  80237

New UnitedGlobalCom, Inc.
4643 S. Ulster Street, Suite 1300
Denver, Colorado  80237

     RE:  Transfer of Loans

Ladies and Gentlemen:

     This letter agreement is in reference to the following promissory notes (collectively, the "Notes") executed and delivered to United International Properties, Inc. ("Lender"): (a) that Promissory Note (Purpose Credit) dated November 22, 2000, in the principal amount of US$186,941, from Michael T. Fries ("MTF") payable to Lender; (b) that Promissory Note (Purpose Credit) dated November 22, 2000, in the principal amount of US$236,819 from The Fries Family Partnership LLLP (the "Partnership") payable to Lender; (c) that Promissory Note (Non-Purpose Credit) dated November 22, 2000, in the principal amount of US$431,250 from the Partnership to Lender; (d) that Promissory Note (Purpose Credit) dated December 21, 2000, in the principal amount of US$205,376 from MTF payable to Lender; (e) that Promissory Note (Purpose Credit) dated December 21, 2000, in the principal amount of US$159,596 from the Partnership payable to Lender; (f ) that Promissory Note (Non-Purpose Credit) dated December 21, 2000, in the principal amount of US$290,625 from the Partnership to Lender; (g) that Promissory Note (Purpose Credit) dated April 4, 2001, in the principal of US$97,488 from the Partnership payable to Lender (h) that Promissory Note (Non-Purpose Credit) dated April 4, 2001, in the principal amount of US$177,512 from the Partnership to Lender; (i) that Promissory Note (Purpose Credit) dated June 25, 2001, in principal amount of US$24,750 from MTF to Lender; (j) that Promissory Note (Purpose Credit) dated June 25, 2001, in the principal amount of US$400,946 from the Partnership to Lender; and (k) that Promissory Note (Non-Purpose Credit) dated June 25, 2001, in the principal amount of US$946,278 from the Partnership to Lender. These Notes are secured by, among other things:
(a)(i) stock options to purchase 75,436 shares of UnitedGlobalCom, Inc. (the "Company") Class A Common Stock ("Class A Shares") granted by the Company to MTF

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United International Properties, Inc.
New UnitedGlobalCom, Inc.
June 25, 2001
Page 2


on June 22, 1993, (ii) stock options to purchase 20,000 Class A Shares granted by the Company to MTF on December 20, 1996, (iii) stock options to purchase 200,000 Class A Shares granted by the Company to MTF on September 18, 1998, (iv) stock options to purchase 8,772 Class A Shares granted by the Company to MTF on July 22, 1993, (v) stock options to purchase 15,000 Class A Shares granted by the Company to MTF on July 22, 1993, (vi) stock options to purchase 70,000 Class A Shares granted by the Company to MTF on June 16, 1995, (vii) stock options to purchase 100,000 Class A Shares granted by the Company to MTF on December 17, 1999, and (viii) stock options to purchase 1,000,000 Class A Shares granted by the Company to MTF on December 6, 2000, subject to the Company's shareholders approving an increase in the number of shares available under the Company's 1993 Stock Option Plan ((i) through (viii) collectively the "Options"); and (b)(i) 91,580 shares of Class B Common Stock of the Company issued in the name of the Partnership, (ii) 6,000 Class A Shares issued in the name of MTF, and (iii) 140,792 Class A Shares issued in the name of the Partnership ((i) through (iii) collectively, the "Stock"). In addition, the Notes provide for the termination of the Options or the cancellation of the Stock at the Lender's option upon the occurrence of certain defaults under the Notes.

     ASSIGNMENT: MTF and the Partnership each hereby authorize the Lender to assign the Notes together with all security pledged in connection therewith and agreements related thereto to New UnitedGlobalCom, Inc. and its successors and assigns ("New UGC") upon the close of the Liberty Transaction or as soon as practical thereafter. New UGC hereby agrees to accept such assignment when submitted by the Lender in full without any qualification or limitation. As used herein, the Liberty Transaction refers to the closing whereby New UGC becomes an owner of the Company and Liberty Media Corporation receives 60 million shares of New UGC, among other things.

     STOCK CANCELLATION: MTF and the Partnership each hereby also authorize and instruct the Company or New UGC, as the case may be, to cancel the Stock held in the name of MTF or the Partnership upon receipt of a Notice of Default (as defined below) from the holder of the Notes. The Company and New UGC each hereby agree that upon receipt by it of a written notice (a "Default Notice") from the holder of the Notes, which states MTF or the Partnership or both are in default under one or more of the Notes, to accept the Stock from the holder of the Notes and cancel the same.

     MISCELLANEOUS: This letter agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supercedes all prior discussions or prior agreements and understandings relating to such subject matter. This letter agreement can not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing and executed by the party or parties to be charged with such amendment or waiver. This letter agreement shall be binding upon the parties hereto and, except as otherwise prohibited, their respective successors and assigns. This letter agreement may be delivered by facsimile or similar transmission and shall be valid as an

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United International Properties, Inc.
New UnitedGlobalCom, Inc.
June 25, 2001
Page 3



effective and binding agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any conflict of law provisions thereof. This letter agreement may be executed in counterparts and shall become operative when each party has executed and delivered at least one counterpart.







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United International Properties, Inc.
New UnitedGlobalCom, Inc.
June 25, 2001
Page 4


                                       Very truly yours,

                                       MICHAEL T. FRIES


                                       /s/ Michael T. Fries
                                       -----------------------------------------
                                       Date:
                                            ------------------------------------



                                       THE FRIES FAMILY PARTNERSHIP LLLP

                                       By: The Amber L. Fries Trust,
                                           General Partner

                                           By: /s/ William H. Hunscher, Jr.
                                               ---------------------------------
                                               William H. Hunscher, Jr.,
                                                Trustee



AGREED TO AND ACCEPTED

This 25th day of June 2001



UNITED INTERNATIONAL PROPERTIES, INC.       UNITEDGLOBALCOM, INC.


By:                                         By:
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Name:                                       Name:
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Title:                                      Title:
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NEW UNITEDGLOBALCOM, INC.


By:
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Name:
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Title:
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